UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

December 13, 2010

Date of Report (Date of earliest event reported)

Yahoo! Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28018	77-0398689
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 First Ave.

Sunnyvale, California 94089

(Address of principal executive offices, including zip code)

(408) 349-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities

On December 13, 2010, Yahoo! Inc. (the “Company”) began providing notices to employees whose employment will be terminated as part of a worldwide workforce reduction. The Company expects to incur severance and other related costs in conjunction with the worldwide workforce reduction. Total charges are expected to include cash costs as well as charges or credits related to stock-based compensation expense.

In connection with the worldwide workforce reduction, the Company expects to incur pre-tax cash charges of $33 million to $38 million for severance pay expenses and related cash expenditures. The estimated pre-tax cash charges are expected to be offset by a $4 million to $6 million credit related to stock-based compensation expense reversals. The Company expects to recognize the majority of the severance charges in the fourth quarter of 2010, with the remaining costs to be recognized in early 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YAHOO! INC.

By:	/S/ TIMOTHY R. MORSE
Timothy R. Morse
Chief Financial Officer

Date: December 17, 2010